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                                                                    EXHIBIT 99.2

                                  FORM OF PROXY

                              ELTRAX SYSTEMS, INC.
                    Proxy for Annual Meeting of Stockholders
                               September 29, 2000
              (This proxy is solicited by the Board of Directors of
                              Eltrax Systems, Inc.)


         The undersigned stockholder of Eltrax Systems, Inc. hereby appoints William P. O'Reilly and Clunet R. Lewis, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Eltrax Systems, Inc. to be held at 10:00 a.m., local time, on Friday, September 29, 2000, at Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof.



         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 and 5.



         1. To elect five nominees to the Eltrax board of directors to serve until the earlier of the expiration of their terms or the consummation of the merger.

         [    ]  FOR all nominees

         or

         Nominee:                          FOR            AGAINST       WITHHOLD
         --------                          ---            -------       --------
         James C. Barnard                  [ ]              [ ]            [ ]
         Patrick J. Dirk                   [ ]              [ ]            [ ]
         William P. O'Reilly               [ ]              [ ]            [ ]
         Stephen E. Raville                [ ]              [ ]            [ ]
         William G. Taylor                 [ ]              [ ]            [ ]


         2. To consider and vote upon a proposal to approve the Second Amended and Restated Agreement and Plan of Merger, dated July 27, 2000, among Eltrax, Solemn Acquisition Corporation and Cereus Technology Partners, Inc. and the transactions it contemplates.


         [    ] FOR               [    ] AGAINST              [    ] ABSTAIN


         3. To consider and vote upon a proposal to approve an amendment to Eltrax's articles of incorporation to increase the authorized common stock from 50,000,000 shares to 100,000,000 shares, par value $.01 per share.

         [    ] FOR               [    ] AGAINST              [    ] ABSTAIN


         4. To consider and vote upon a proposal to approve an amendment to Eltrax's articles of incorporation to change Eltrax's name to Verso Technologies, Inc.

         [    ] FOR               [    ] AGAINST              [    ] ABSTAIN









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         5.       To consider and vote upon a proposal to adopt the 1999 Eltrax
                  Employee Stock Purchase Plan.




         [    ] FOR               [    ] AGAINST               [    ] ABSTAIN

         6. To transact such other business as may properly come before the Eltrax annual meeting or any adjournments or postponements thereof.





         Please date and sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.



         Receipt of the joint proxy statement/prospectus dated August 30, 2000 is hereby acknowledged.


Dated:          , 2000

                                              --------------------------------


                                              --------------------------------
                                              Name(s) of Stockholder


                                              --------------------------------


                                              --------------------------------
                                              Signature(s) of Stockholder


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